Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 4, 2006 (except for the third through tenth paragraphs of Note 11, as to which the date is June 26, 2006), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-134086) and related Prospectus of Artes Medical, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
San Diego, California
November 6, 2006